UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2025

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ 85281
(Address of principal executive offices, and Zip Code)

(650) 527-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GEN	The Nasdaq Stock Market LLC
Contingent Value Rights	GENVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

Merger Agreement

On April 17, 2025 (the “Closing Date”), Gen Digital Inc. (“Gen Digital”) completed the previously announced merger contemplated pursuant to the terms and conditions of the Agreement and Plan of Merger,  dated as of December 10, 2024 (the “Merger Agreement”), by and among Gen Digital, Maverick Group Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Gen Digital (“Merger Sub”), and MoneyLion Inc., a Delaware corporation (“MoneyLion”), pursuant to which Merger Sub merged with and into MoneyLion (the “Merger”), with MoneyLion surviving the Merger as wholly owned subsidiary of Gen Digital. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 per share, of MoneyLion, (“MoneyLion Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than any shares of MoneyLion Common Stock that were held by MoneyLion as treasury stock or owned by Gen Digital, any shares of MoneyLion Common Stock with respect to which a no transfer order was placed with the MoneyLion’s transfer agent as of the date of the Merger Agreement that remained in place immediately prior to the Effective Time, and any shares of MoneyLion Common Stock as to which appraisal rights were properly exercised in accordance with Delaware law) was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal $82.00, without interest thereon, and one contingent value right issued by Gen Digital subject to and in accordance with the CVR Agreement (a “CVR”) (collectively, the “Merger Consideration”).

Equity Awards

At the Effective Time, each:

•
In-the-Money Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time by (b) the excess, if any, of the Per Share Price over the exercise price per share of such In-the-Money Company Option and (ii) one CVR in respect of each share of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time.

•
Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, with an exercise price per share that was equal to or greater than the Company Common Stock Closing Price was forfeited and cancelled for no consideration.

•
Vested Company RSU was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

•
Unvested Company RSU outstanding as of immediately prior to the Effective Time was assumed by Parent and converted into a Converted RSU with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio, and, except with respect to certain senior executives of the Company, such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time.

•
Company Annual PSU outstanding as of immediately prior to the Effective Time was assumed by Parent and converted into an award of Converted RSUs with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to the Company Annual PSU immediately prior to the Effective Time (with the performance-based vesting condition that applied to the Company Annual PSU immediately prior to the Effective Time deemed attained based on actual performance through the Effective Time in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio, and, except with respect to certain senior executives of the Company, such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Company Annual PSUs immediately prior to the Effective Time.

•
Converted RSU held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, other than any award of Converted RSUs received in respect of any Company RSUs granted on or after the date of the Merger Agreement, was amended to provide for accelerated vesting terms in accordance with the terms of the employment transition agreement entered into between Mr. Choubey and Merger Sub and employment offer letters entered into between each of Messrs. Correia, VanWagner and Hong, and Merger Sub.

•
Company Share Price PSU outstanding as of immediately prior to the Effective Time vested to the extent set forth in the applicable award agreement relating to such Company Share Price PSU and was cancelled and converted into the right to receive the Merger Consideration in respect of each vested share of Company Common Stock subject to such Company Share Price PSU (with the applicable performance conditions deemed achieved based on the Company Common Stock Closing Price in accordance with the applicable award agreement). Any Company Share Price PSU that did not vest at the Effective Time in accordance with its terms based on the Company Common Stock Closing Price was forfeited and cancelled for no consideration as of the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.01 to this Current Report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about MoneyLion, Gen Digital or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Gen Digital or MoneyLion and such investors should not rely on such representations, warranties or covenants as characterizations of the actual state of facts or conditions of Gen Digital or MoneyLion. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement.

CVR Agreement

Pursuant to the Merger Agreement, on the Closing Date, Gen Digital and a rights agent entered into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs. Each CVR will entitle its holder to receive $23.00 shares of common stock, par value $0.01 per share, of Gen Digital, (the “Gen Digital Common Stock”) (issuable based on an assumed share price of $30.48 per share of Gen Digital Common Stock) if, on any date from the date hereof prior to the second anniversary of the Closing, the Average VWAP (as defined in the CVR Agreement) of Gen Digital Common Stock for 30 consecutive trading days is equal to or greater than $37.50 (subject to certain adjustments) or Gen Digital undergoes a change of control.

The foregoing description of the CVR Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, which is attached as Exhibit 10.01 to this Current Report and incorporated by reference herein.

Second Amendment to Amended and Restated Credit Agreement

On April 16, 2025, Gen Digital entered into the Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the guarantors party thereto, Bank of America, N.A., as administrative agent,  and each Second Amendment Incremental Term B Loan Lender (as defined therein), pursuant to which Gen Digital amended its Amended and Restated Credit Agreement, dated as of September 12, 2022 (as amended by the First Amendment to Amended and Restated Credit Agreement, the “Existing Credit Agreement”), to fund a portion of the cash consideration paid in connection with the Merger.

Pursuant to the Amendment, Gen Digital incurred $750 million in Incremental Term B Loans (as defined in the Existing Credit Agreement) (the “Second Amendment Incremental Term B Loans”). The Second Amendment Term B Loans mature on April 16, 2032 (the “Maturity Date”).

The Second Amendment Incremental Term B Loans bear interest, at Gen Digital’s option, at either a rate equal to (x) the bank’s base rate plus a 0.75% margin or (y) SOFR, plus a 1.75% margin. Under the terms of the Amendment, Gen Digital may select an interest period of one, three or six months for the Second Amendment Incremental Term B Loans if the SOFR rate is chosen.

Gen Digital shall repay to the Incremental Term B Loans (i) on the last Business Day (as defined in the Amendment) of each March, June, September and December, commencing with the last day of the first full fiscal quarter following April 16, 2025, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Second Amendment Incremental Term B Loans funded on April 16, 2025, and (ii) on the Maturity Date, the aggregate principal amount of all Second Amendment Incremental Term B Loans outstanding on such date.

Prior to the six-month anniversary of the Closing Date, any voluntary prepayment by Gen Digital of the Second Amendment Incremental Term B Loans made in connection with a Repricing Transaction (as defined in the Credit Agreement) is subject to a 1.00% prepayment premium. On and after the six-month anniversary of the Closing Date, Gen Digital may voluntarily prepay outstanding Second Amendment Incremental Term B Loans at any time without premium or penalty. Voluntary prepayments under the Credit Agreement may be applied as directed by Gen Digital.

Other than as described above, the loans under the Amendment continue to have the same terms as provided under the Existing Credit Agreement. Additionally, the parties to the Amendment continue to have the same obligations set forth in the Existing Credit Agreement.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Amendment, which is attached as Exhibit 10.02 to this Current Report and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K with respect to the Merger, the Merger Agreement, the effect on capital stock and equity awards is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Second Amendment to Amended and Restated Credit Agreement and the descriptions of borrowings thereunder is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description
2.01*
Agreement and Plan of Merger, dated as of December 10, 2024, among Gen Digital Inc., Maverick Group Holdings, Inc. and MoneyLion Inc. (incorporated by reference to Exhibit 2.1 to the Gen Digital Inc. Current Report on Form 8-K dated December 10, 2024 and filed on December 11, 2024).

10.01	Contingent Value Rights Agreement, dated as of April 17, 2025, by and among Gen Digital Inc. and Computershare Inc. and Computershare Trust Company, N.A.

10.02
Second Amendment to Amended and Restated Credit Agreement, dated as of April 16, 2025, by and among Gen Digital Inc., the guarantors party thereto, Bank of America, N.A., as administrative agent, each Second Amendment Incremental Term B Loan Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Gen Digital agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided, however, that Gen Digital may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1933, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2025
Gen Digital Inc.

	By:	/s/ Bryan Ko
Name: Bryan Ko
Title: Chief Legal Officer and Corporate Secretary